Exhibit 99.2

Ondas’ American Robotics Partners with Detroit Manufacturing Systems to Scale U.S. Drone Manufacturing to Meet Increasing Demand

Manufacturing in Michigan Accelerates Ondas’ Delivery Timelines for Major Programs, Secures Domestic Supply Chains Resilience, Opens Doors to Growing Opportunities in U.S. Defense and Security Markets with NDAA-Compliant, Made-In-America Drones, and Strengthens Export Readiness to U.S. Allies

Detroit Manufacturing Systems (DMS) Brings Industrial Scale Proven Excellence in U.S. Manufacturing with Speed, Cost Efficiency, and Resiliency

Partnership is Expected to Benefit from Policies Outlined in the Trump Administration’s Recent Unleashing American Drone Dominance Executive Order

Working Together, Ondas and DMS Aim to Ensure the U.S. Leads the World in Autonomous Drone Manufacturing, Deployment, and Regulatory Innovation

Sparks, MD / June 25, 2025 / Ondas Holdings Inc. (NASDAQ: ONDS) (“Ondas” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, announced today that its Ondas Autonomous Systems (“OAS”) business unit’s American Robotics subsidiary has entered into a Letter of Intent for a strategic partnership with Detroit Manufacturing Systems (“DMS”) to support the U.S.-based manufacturing and supply chain operations of its autonomous drone platforms. All manufacturing and assembly to take place through DMSs’ advanced manufacturing operations, Kinetyc, in Wixom, Michigan, leveraging high quality American production.

Under the agreement, DMS will serve as American Robotics’ contract manufacturer and supply chain manager for both U.S. and export markets, significantly enhancing American Robotics’ ability to scale production and deliver its FAA Type Certified autonomous drone platforms with greater speed, cost efficiency, and resiliency.

This announcement comes in concert with President Trump’s recent Unleashing American Drone Dominance Executive Order designed to bolster U.S. leadership in drone innovation and industrial revitalization. The Executive Order is expected to unlock major investment cycles in the domestic drone sector by supporting critical infrastructure protection, workforce development, and reshoring of advanced manufacturing. The Ondas–DMS partnership aligns directly with these policy objectives by strengthening the American industrial base for dual-use autonomous systems.

“Our partnership with DMS marks a pivotal milestone in scaling our production capabilities and reinforces our commitment to building a secure, resilient, and sovereign industrial base for advanced drone technologies,” said Eric Brock, Chairman and CEO of Ondas Holdings. “This collaboration positions American Robotics to respond quickly to increasing demand from defense, homeland security, and critical infrastructure markets, and to do so with American-made systems.”

The partnership is also a key step in supporting American Robotics’ strategic focus on dual-use markets—systems that serve both civilian and government missions. With rapidly increasing demand from U.S. defense and homeland security agencies for autonomous drone capabilities, we believe the collaboration with DMS enables American Robotics to meet mission-critical delivery timelines with U.S.-built platforms that comply with National Defense Authorization Act (NDAA) and Buy American standards. These capabilities are equally vital for civilian customers operating in public safety, energy, transportation, and other critical infrastructure sectors.

“We believe American Robotics is uniquely positioned to lead the next wave of drone deployment in the United States and allied nations,” said Timothy “T3” Tenne, CEO of American Robotics. “By combining our industry-first FAA Type Certification, advanced Remote Operations Center capabilities, and now a robust domestic manufacturing partner in DMS, we’re accelerating our ability to support key government and commercial customers at scale.”

DMS is a leading American manufacturer with deep experience in delivering high-quality components and systems for demanding applications including government and defense contracts. With facilities in Detroit and Wixom, Michigan, DMS brings industrial scale and a track record of excellence in operations, quality, and supply chain management.

“We are excited to partner with American Robotics to support the rapid scale-up of its groundbreaking autonomous drone platforms,” said Bruce Smith, CEO of Detroit Manufacturing Systems. “This collaboration reflects strong, growing demand across both commercial and defense markets for high-performance, American-made uncrewed systems. At DMS, via our advanced manufacturing operations at Kinetyc, we’re proud to bring our manufacturing excellence to bear in strengthening the U.S. defense industrial base and helping ensure the secure, reliable production of critical aerospace technologies.”

This partnership strengthens American Robotics’ manufacturing base as the FAA prepares to implement its Part 108 framework, which will enable expanded beyond visual line of sight (BVLOS) drone operations at scale. Together, Ondas and DMS aim to ensure that the United States leads the world in autonomous drone manufacturing, deployment, and regulatory innovation.

About Ondas Holdings Inc.

Ondas Holdings Inc. (Nasdaq: ONDS) is a leading provider of autonomous drone and private wireless solutions through its business units Ondas Autonomous Systems (OAS) and Ondas Networks. Ondas’ technologies offer a powerful combination of aerial intelligence and next-generation connectivity to enhance security, operational efficiency, and data-driven decision-making across essential industries.

OAS offers a portfolio of best-in-class AI-driven defense and security drone platforms that are currently deployed globally to protect and secure sensitive locations, populations, and critical infrastructure. Operating via its wholly owned subsidiaries, American Robotics and Airobotics, OAS offers the Optimus System—the first U.S. FAA-certified sUAS for automated aerial security and data capture—and the Iron Drone Raider—an autonomous counter-UAS system designed to neutralize hostile drones.

Ondas Networks provides software-defined wireless broadband technology through its FullMAX platform, based on the IEEE 802.16t standard. This standards-based system delivers high-performance connectivity for mission-critical IoT applications in markets such as rail, utilities, oil and gas, transportation, and government.

For additional information on Ondas Holdings: www.ondas.com, X and LinkedIn

For Ondas Autonomous Systems: LinkedIn

For Airobotics: www.airoboticsdrones.com, X and LinkedIn

For American Robotics: www.american-robotics.com, X and LinkedIn

For Ondas Networks: www.ondasnetworks.com, X and LinkedIn

About Detroit Manufacturing Systems

Headquartered in Southwest Detroit, Detroit Manufacturing Systems (DMS) is a leading contract manufacturer specializing in the production of high-quality automotive parts and components. Established to drive innovation and efficiency, the company has annual sales of $1.2 billion and employs 1,200 people, primarily serving major OEMs such as Ford Motor Company and Volvo Trucks. Guided by its core beliefs, DMS prioritizes transparency and proactive engagement with customers and suppliers. Dedicated to environmental stewardship, DMS works to minimize its ecological impact. Learn more at https://www.dmsna.com.

About Kinetyc

Kinetyc is a next-generation contract manufacturing partner providing adaptive, scalable, and cost-efficient solutions for startups, OEMs, and established brands across a range of industries. Based in Wixom, Michigan, Kinetyc operates out of a 100,000-square-foot facility equipped with advanced technologies and a seasoned leadership team with deep roots in Detroit’s manufacturing legacy. From prototyping and batch builds to full-scale production, Kinetyc offers end-to-end services including 3D printing, injection molding, laser cutting, custom assembly, and supply chain management. Built for growth and designed for flexibility, Kinetyc empowers businesses to bring products to market faster, and scale smarter. Learn more at www.kinetyc.com.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

Preston.grimes@ondas.com

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